Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of Multi-Color Corporation:

We consent to the use of our reports dated June 13, 2014, with respect to the consolidated balance sheet of Multi-Color Corporation and subsidiaries (the “Company”) as of March 31, 2014, and the related consolidated statements of income, stockholders’ equity, cash flows and comprehensive income for the year then ended, and the effectiveness of internal control over financial reporting as of March 31, 2014, incorporated herein by reference and to the reference to our firm under the heading “Experts” in the registration statement. Our report dated June 13, 2014, on the effectiveness of internal control over financial reporting as of March 31, 2014, expresses our opinion that the Company did not maintain effective internal control over financial reporting as of March 31, 2014 because of the effect of material weaknesses on the achievement of the objectives of the control criteria as described in Management’s Report on Internal Controls over Financial Reporting included in Item 9(A) of the Company’s March 31, 2014 Form 10-K.

/s/ KPMG LLP

Cincinnati, Ohio

March 16, 2015